Exhibit 99.1

89bio Reports Positive Topline Results from an Expansion Cohort of the Phase 1b/2a Trial of

Pegozafermin (BIO89-100) for the Treatment of NASH

● 63% of patients achieved 2-point or greater improvement in NAS without worsening of fibrosis; clinically meaningful improvements on registration enabling endpoints of NASH resolution (32%) and fibrosis improvement (26%)

● Robust changes on multiple non-invasive liver tests, markers of cardiovascular health and glycemic control support pegozafermin’s potential as a compelling treatment option for NASH

● Phase 2b ENLIVEN trial ongoing in NASH patients with results expected in first half 2023

● Conference call and webcast today at 1:30 p.m. PST/4:30 p.m. EST

SAN FRANCISCO, January 24, 2022 (GLOBE NEWSWIRE) — 89bio, Inc. (Nasdaq: ETNB), a clinical-stage biopharmaceutical company focused on the development and commercialization of innovative therapies for the treatment of liver and cardio-metabolic diseases, today announced positive topline results from an open-label expansion cohort of 20 patients (Cohort 7) in the Phase 1b/2a proof-of-concept study evaluating pegozafermin (formerly BIO89-100) for the treatment of NASH.

“The totality of the pegozafermin data is promising with clinically meaningful changes on histology endpoints, impressive changes on all non-invasive assessments looking at total liver health, as well as significant changes versus baseline in cardiovascular markers and glycemic control,” said Rohit Loomba MD, MHSc, Director of the NAFLD Research Center, University of California San Diego and primary investigator of the study. “NASH is a complex disease and addressing overall liver health together with treating the underlying drivers of the disease is important in considering therapeutic options for our patients.”

In this single-arm cohort, biopsy-confirmed, fibrosis stage F2 and F3 NASH patients were treated once weekly for 20 weeks with 27 mg of pegozafermin. At baseline, 65% of patients were fibrosis stage F3. Of the 20 patients enrolled, 19 received an end-of-treatment biopsy and the results from these 19 patients were as follows:

Table: Histology results

2-point or greater improvement in NAS without worsening of fibrosis[1] (primary endpoint)	63%
2-point or greater improvement in NAS[1]	74%
NASH resolution without worsening of fibrosis	32%
One-stage improvement of fibrosis without worsening of NASH	26%
NASH resolution or fibrosis improvement	47%

NAS = NAFLD Activity Score

[1]	A 2-point improvement in NAS score required a 1-point improvement in either ballooning or inflammation

Results also showed clinically meaningful and significant changes across key non-invasive tests (NITs) associated with fibrosis, risk of fibrosis or NASH resolution.

Table: Non-invasive tests (NITs) [marker of]

	Mean change from baseline at Week 20		Responder rates by clinically relevant thresholds
MRI-PDFF [liver fat content][1]	-64	%***	100%/78% [≥ 30%/≥ 50%]
ALT (Alanine aminotransferase) [liver damage][2]	-46	%***	71%[3] [≥ 17 U/L]
FAST Score [risk for advanced fibrosis][4]	-76	%***	88% [≤ 0.35]
VCTE [liver stiffness][5]	-31	%***	72% [> 20% decrease]
Pro-C3 [collagen deposition][6]	-20	%***	63% [> 15% decrease]

*** p<0.001

1	Changes from baseline ≥ 30% and ≥ 50% have been correlated with NASH improvement
2	ALT changes ≥ 17 U/L have been correlated with histological improvement
3	In patients with elevated ALT as defined by ≥30 U/L in women and ≥40 U/L in men (n=14)
4	FAST score is a composite of imaging and blood markers and measured on 0-1 scale, a score ≤ 0.35 predicts Fibrosis Stage F0/F1 and NAS <4
5	VCTE is a Fibroscan assessment, >20% reduction has been correlated with fibrosis improvement
6	Pro-C3 is a blood-based measurement, >15% reduction has been correlated with fibrosis improvement

“NASH is a multi-faceted disease and challenging to appropriately diagnose and manage. NITs of liver health and associated measures such as liver fat content, lipids, glycemic control and body weight are critically important for the successful management of patients with NASH,” said Stephen Harrison, M.D., medical director of Pinnacle Clinical Research. “The NITs 89bio utilized in this study provide clinically meaningful information because they assess the whole liver and thus are likely to be good indicators of disease improvement.”

In addition to significant improvement in liver health, treatment with pegozafermin also had significant positive effects on glycemic control, lipids, and body weight.

Table: Cardio-metabolic endpoints

	Mean change from baseline at Week 20
HbA1c absolute change[1]	-0.9	%**
Triglycerides[2]	-32	%***
LDL-C	-13	%*
HDL-C	+23	%***
Body Weight	-4	%***

*p<0.05; **p<0.01; ***p<0.001

[1]	In patients with HbA1c ≥ 6.5% at baseline (n=10); patients were all on concomitant diabetes medications
[2]	In patients with elevated triglycerides at baseline (n=11); reduction was -26% across total population

In 83 patients treated with pegozafermin across the full Phase 1b/2a study, pegozafermin continues to be generally well tolerated with a favorable safety profile. There have been no drug-related serious adverse events, only one treatment-related discontinuation, no tremors and no hypersensitivity reactions have been observed. In the open-label histology cohort the most commonly reported treatment-related adverse events were nausea, diarrhea, vomiting and injection site reactions, most of which were graded as mild.

“We are very pleased with the full data from our Phase 1b/2a study showing promising efficacy and safety and the encouraging histology results in this cohort further support pegozafermin as a promising drug for the treatment of NASH,” said Hank Mansbach, Chief Medical Officer of 89bio. “We are looking forward to seeing results from our ongoing Phase 2b ENLIVEN trial, which will evaluate pegozafermin in greater than 200 patients with NASH with follow-up biopsy after 24 weeks of treatment. These results also bode well for our ongoing Phase 2 ENTRIGUE trial in severe hypertriglyceridemia (SHTG) patients with data expected in the first half of 2022.”

Today’s Conference Call Information

89bio will host a conference call and webcast at 1:30 p.m. PST / 4:30 p.m. EST today, January 24, 2022. Analysts and investors can participate in the conference call by dialing (877) 705-6003 for domestic callers and +1 (201) 493-6725 for international callers, using the conference ID 13726359. The webcast can be accessed live on the Events & Presentations page in the Investors section of the 89bio website, www.89bio.com. The webcast will be archived on the company’s website for at least 30 days after the conference call.

About pegozafermin

Pegozafermin is a potentially best-in-class fibroblast growth factor 21 (FGF21) analog and an ideal candidate for the treatment of non-alcoholic steatohepatitis (NASH) and severe hypertriglyceridemia (SHTG). FGF21 is an endogenous hormone that modulates important drivers of NASH including glycemic control, steatosis, inflammation and fibrosis. Pegozafermin was specifically engineered using a unique glycoPEGylated technology to extend the half-life while maintaining potency. Pegozafermin combines efficacy, best-in-class dosing convenience, and favorable safety and tolerability. Recent Phase 1b/2a data with pegozafermin in biopsy-confirmed NASH patients demonstrated clinically meaningful changes on histology endpoints and non-invasive measures of total liver health, in patients with NASH as well as many of the underlying metabolic comorbidities commonly associated with NASH. Pegozafermin is currently being evaluated in the Phase 2b ENLIVEN trial in NASH and the Phase 2 ENTRIGUE trial for the treatment of SHTG.

About 89bio

89bio is a clinical-stage biopharmaceutical company focused on the development and commercialization of innovative therapies for the treatment of liver and cardio-metabolic diseases. The company’s lead product candidate, pegozafermin, is a specifically engineered glycoPEGylated analog of FGF21. Pegozafermin is being developed for the treatment of nonalcoholic steatohepatitis (NASH) and severe hypertriglyceridemia (SHTG). 89bio is headquartered in San Francisco with operations in Herzliya, Israel. For more information, visit www.89bio.com or follow the company on LinkedIn.

Forward-looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, the therapeutic potential and clinical benefits of pegozafermin for the treatment of NASH, the efficacy and safey of pegozafermin, pegozafermin’s potential as a compelling treatment option for NASH, the timing for data from the Phase 2b ENLIVEN trial and Phase 2 ENTRIGUE trial and the relationship between the results from the expansion cohort and the ongoing Phase 2 ENTRIGUE trial. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward looking statements. While 89bio believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in 89bio’s filings with the SEC), many of which are beyond 89bio’s control and subject to change. Actual results could be materially different. Risks and uncertainties include: positive results from a clinical study may not necessarily be predictive of the results of future or ongoing clinical studies; and other risks and uncertainties identified in 89bio’s Annual Report on Form 10-K for the year ended December 31, 2020, its Quarterly Reports on Form 10-Q and other subsequent disclosure documents filed with the SEC. 89bio claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. 89bio expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Ryan Martins

Chief Financial Officer

investors@89bio.com

Media Contact:

Peter Duckler

773-343-3069

pduckler@realchemistry.com